UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

ATAIBECKLEY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Employee FAQ

1. What was announced? What are the benefits for AtaiBeckley?

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We announced that AtaiBeckley has entered into a definitive agreement to be acquired by Eli Lilly and Company (“Lilly”). Transaction details can be found in the press release (link) distributed this morning.

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This transaction marks a significant milestone for us and underscores the strength of our differentiated portfolio and the clinical data supporting BPL-003. It also creates compelling, certain value for our shareholders and employees today, with additional potential upside through contingent value rights.

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As we have advanced our programs through development, our decisions have remained grounded in a fundamental belief: the most important thing we can do is get BPL-003 and the other therapies in our pipeline to as many patients as possible, as quickly as possible. Our commitment to that goal was the driving force behind our decision to enter into this agreement with Lilly.

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To get to closing, several steps remain, such as the approval of the merger by AtaiBeckley stockholders and receipt of required regulatory approvals. We currently expect closing in the third quarter of 2026.

2. Who is Lilly? Why is it the right partner for AtaiBeckley?

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Lilly is a global leader in pharmaceutical innovation, making significant and sustained investments in neuroscience and brain health, with extensive late-stage development, manufacturing, and global commercial capabilities. It has a proven track record of bringing innovative medicines to millions of people around the world.

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Combining our pipeline with Lilly's scale, resources and experience will enable us to reach more patients around the world, faster than we could alone. Lilly's depth in research, clinical development, regulatory affairs, manufacturing, and global commercialization makes it an ideal home for BPL-003 and our broader pipeline including VLS-01 and EMP-01.

3. Does AtaiBeckley fit Lilly’s strategy?

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Yes. Our differentiated programs broaden Lilly's growing neuroscience portfolio as it builds the next era of brain health: BPL-003 in treatment-resistant depression (TRD); VLS-01, which recently completed Phase 2b dosing in TRD; and EMP-01 in social anxiety disorder.

•	Lilly's global research, clinical, regulatory, manufacturing, and commercial capabilities are exactly what our programs need to reach patients at scale.

4. Why did AtaiBeckley agree to this transaction, and why now?

•	AtaiBeckley has an excellent foundation, and our pipeline, led by BPL-003, is advancing on plan. This was a strategic choice to accelerate patient impact.

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Our Board of Directors evaluated the transaction in a thoughtful and deliberate manner and concluded that Lilly is the best vehicle to realize the full potential of our science and to deliver compelling, certain value to our shareholders and employees today.

5. When is the transaction expected to close?

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We currently expect closing in the third quarter of 2026, subject to the satisfaction or waiver of customary closing conditions, including approval of the merger by AtaiBeckley stockholders and receipt of the required regulatory approvals.

•	AtaiBeckley and Lilly will continue to operate as separate, independent companies prior to closing.

6. What will the integration of AtaiBeckley into Lilly look like?

•	As with any acquisition, governance, leadership and integration matters are addressed through Lilly's standard transaction processes.

7. What does this mean for AtaiBeckley’s ongoing and planned clinical trials?

•	There are no planned changes to our programs at this time. Between now and close, we remain an independent company and will continue to focus on driving our clinical development efforts forward.

8. What does this mean for me day to day? Will Lilly be involved before the deal closes?

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Today's announcement is just the beginning of the process. Until closing, AtaiBeckley and Lilly will continue to operate as separate, independent companies. For both companies, it is business as usual.

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We need to remain focused on our day-to-day work, applying the same scientific rigor and patient focus that has defined everything we have done to date. Employees will continue to report to their current managers, and job responsibilities will remain unchanged.

9. What does this transaction mean for patients in our ongoing trials?

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We expect to continue serving our patients exactly as we do today. Following closing, access to Lilly's global capabilities is expected to put us in an even stronger position to advance BPL-003 and our broader pipeline for patients living with serious mental health conditions.

10. Will there be any changes to our leadership?

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Integration planning is in process, and we expect further clarity over the coming weeks. For now, our leadership team will remain in their current roles. Lilly is committed to a thoughtful assessment of the business and plans to develop an organizational structure that draws on the best of both companies.

11. Will AtaiBeckley still be a public company?

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AtaiBeckley stock will continue to trade until closing, after which it will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934. Upon closing, AtaiBeckley will become a wholly owned subsidiary of Lilly.

12. What happens to my unvested equity awards if I voluntarily resign prior to closing?

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We are all at-will employees and you have the right to resign at any point. If you voluntarily resign prior to closing, your unvested equity awards will be forfeited in accordance with the terms of the plan and award agreement(s) under which they were granted.

13. What happens to my equity compensation (stock options, RSUs, and shares) in connection with the transaction?

•	Details regarding the treatment of stock options, RSUs, and company shares will be provided in a separate communication. Key points to be aware of:

•	Stock options: Information on vested and unvested options, including any exercise considerations prior to closing, will be covered in detail.

•	RSUs: The treatment of unvested RSUs and vested-but-unsettled RSUs at closing will be specified.

•	Company shares: If you own company stock (through option exercise, RSU settlement, or purchase), the conversion terms at closing will be explained.

•	Voting rights: If you are a stockholder as of the record date, you will be entitled to vote on the transaction.

•	Policy compliance: Any equity transactions prior to closing must comply with company policies, including insider trading policies and pre-clearance requirements.

•	We will provide complete details on the transaction consideration and timing in forthcoming materials and will hold a separate session for employees with equity awards.

14. What will happen to my compensation and benefits?

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Until closing, we expect to run AtaiBeckley as usual, and we expect that our benefit plans will continue at least through the end of the calendar year. We are early in the process and do not have every answer yet; we will communicate new information as decisions are made. Lilly is committed to working with us to ensure a smooth transition.

15. Can I post about the acquisition on my social media channels?

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No. Posting about the acquisition may create business and legal risks for you, AtaiBeckley, and Lilly. Please do not discuss, comment on, or respond to discussions on social media regarding the transaction. Public-company transactions are regulated by the U.S. Securities and Exchange Commission. Because we are all employees of AtaiBeckley, anything that we, as individuals, say publicly about the transaction could be attributed to the company and become subject to requirements under U.S. securities laws.

•	For that reason, all communications about the transaction must come from designated company spokespeople and follow approved messaging.

•	You may like or repost the AtaiBeckley company post without adding any comments of your own.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information about the Acquisition and Where to Find It

AtaiBeckley plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the agreement and plan of merger (the “Merger Agreement”) relating to Lilly’s proposed acquisition of AtaiBeckley (the “Merger”). Promptly after filing the definitive Proxy Statement with the SEC, AtaiBeckley will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. Stockholders are urged to read the proxy statement (including any amendments or supplements thereto) and any other relevant documents that AtaiBeckley will file with the SEC when they become available because they will contain important information. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by AtaiBeckley with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of AtaiBeckley’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by AtaiBeckley with the SEC in connection with the Merger will also be available, free of charge, at AtaiBeckley’s investor relations website (https://ir.ataibeckley.com), or by writing to AtaiBeckley Inc., Attention: Investor Relations, 250 West 34th Street, New York, NY 10119.

Participants in the Solicitation

Under SEC rules, AtaiBeckley and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Merger. Information about the directors and executive officers of AtaiBeckley and their ownership of AtaiBeckley’s common stock is set forth in the definitive proxy statement for AtaiBeckley’s 2026 Annual Meeting of Stockholders (the “2026 Proxy Statement”), which was filed with the SEC on April 22, 2026, including the sections captioned “Director Compensation,” “Executive Employment Agreements” and “Security Ownership of Certain Beneficial Owners and Management,” or its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 6, 2026, and in other documents filed by AtaiBeckley with the SEC. To the extent holdings of such participants in AtaiBeckley’s securities have changed since the amounts described in the 2026 Proxy Statement, such changes have been reflected on Forms 3 or Forms 4 filed with the SEC by AtaiBeckley’s directors and executive officers. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding: the Merger; the prospective benefits of the Merger; the parties’ ability to satisfy the conditions to the consummation of the Merger and the expected timetable for the Merger; the anticipated occurrence, manner and timing of the closing of the Merger; potential milestone payment amounts and terms pursuant to the contingent value rights (the “CVRs”); AtaiBeckley’s product candidates and ongoing clinical and preclinical development; Lilly’s development of programs targeting treatment-resistant depression and mental health conditions; and the accounting treatment of the potential acquisition under GAAP and its potential impact on Lilly’s financial results and financial guidance. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that AtaiBeckley’s shareholders may not approve the adoption of the Merger Agreement; AtaiBeckley’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on AtaiBeckley’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; Lilly’s ability to successfully integrate AtaiBeckley and execute on the continued development of AtaiBeckley’s programs following the closing of the Merger; that all or any of the potential milestone payments pursuant to the CVRs will become payable on the terms described herein or at all; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in AtaiBeckley’s plans and operations attributable to the Merger; changes in AtaiBeckley’s business during the period between announcement and closing of the Merger; Lilly’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance; the effects of the Merger (or the announcement thereof) on AtaiBeckley’s stock price; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see Lilly’s and AtaiBeckley’s periodic reports filed with the SEC. There can be no assurance that the Merger will in fact be consummated. All forward-looking statements in this communication are based on information available to Lilly and AtaiBeckley as of the date of this communication. Lilly and AtaiBeckley each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.